INDEX TO EXHIBITS

     EXHIBIT NAME                                      EXHIBIT NUMBER
Index to Exhibits (Electronics)                             99.1
Index to Exhibits                                           99.2
Letter to American Stock Transfer                            2.(d)
Eighth Amendment and Consolidation of
 Credit and Security Agreement                               4.(n)
Renewal Promissory Note for $6,692,732                       4.(o)
Consolidated Mortgage Modification and
 Spreader Agreement                                          4.(p)
Partial Release of Mortgage and Financing
 Statement                                                   4.(q)
Satisfaction of Mortgage                                     4.(r)
Satisfaction of Mortgage                                     4.(s)
General Release from Selex International, B.V.               4.(t)
Renewal Promissory Note for $2,293,950                       4.(u)
Satisfaction of Mortgage                                     4.(v)
UCC3 Form                                                    4.(w)
Agreement of Purchase and Sale                              10.(ii)
Agreement between Swan Development and the
 Company concerning St. Augustine Shores
 Exchange Program                                           10.(jj)
Agreement of Purchase and Sale concerning
 sales of contracts and mortgages receivables               10.(kk)
Lot Exchange Trust Agreement                                10.(ll)
Letter from the Division of Florida Land Sales,
 Condominiums and Mobile Homes approving the
 sale of St. Augustine Shores to Swan Development
 Corporation, Inc.                                          10.(mm)
Letter from the Division of Florida Land Sales,
 Condominiums and Mobile Homes approving the material
 change for the sale of common stock, sale of
 receivables, Lot Exchange Trust Agreement and
 release of liens                                           10.(nn)
Statement of computation of net
  income (loss) per common share                            11
Subsidiaries of Company                                     21
Consent of Deloitte & Touche L.L.P.                         23
Financial Data Schedule                                     27